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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of (1) our report dated September 24, 1999, with respect to the financial statements of HealthStream, Inc., and (2) of our report dated September 17, 1999 with respect to the financial statements of SilverPlatter Education, Inc., in the Registration Statement (Form S-1) and related Prospectus of HealthStream, Inc. dated October 13, 1999.



                                             /s/ Ernst & Young LLP


Nashville, Tennessee
October 12, 1999